UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

SYNERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1625 Broadway, Suite 300
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
As disclosed in the Current Report on Form 8-K of Synergy Resources Corporation (the “Company”) filed on September 15, 2015, the Company entered into an agreement with K.P. Kauffman Company, Inc. (the “Seller”) on September 14, 2015 pursuant to which the Company agreed to acquire from the Seller approximately 4,100 net acres of oil and gas leasehold interests and related assets in the D-J Basin of Colorado for a combination of cash and shares of the Company’s common stock. The transaction closed on October 20, 2015. As partial consideration for the acquired assets, the Company issued 4,418,413 shares of common stock to the Seller upon closing. The offer, sale, and issuance of the shares were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 22, 2015
Synergy Resources Corporation

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer